                                                                   EXHIBIT 10.20


               EMPLOYMENT SEPARATION AND GENERAL RELEASE AGREEMENT

This Employment Separation and General Release Agreement ("Separation Agreement") is entered into by and between Michael J. Gerber, M.D. ("Dr. Gerber"), an individual, and Allos Therapeutics, Inc. ("Allos"), and shall become effective on the Effective Date as defined in Section 16 below. Dr. Gerber and Allos may be collectively referred to herein as the "Parties."

                                    RECITALS

A. Effective September 24, 2001, Dr. Gerber has resigned his position as Senior Vice President, Clinical Development and Regulatory Affairs and any and all other positions Dr. Gerber may have held with Allos, or any affiliate or subsidiary of Allos.

B. The Parties wish the make the separation amicable but conclusive on the terms and conditions set forth herein.

C. Dr. Gerber accepts the benefits of this Separation Agreement with the acknowledgment that by its terms he has been fully and satisfactorily compensated.

                                    COVENANTS

In consideration of the mutual covenants and promises set forth in this Separation Agreement, including Dr. Gerber's general release of claims and covenant not to sue, the Parties agree as follows:

1. Resignation. Dr. Gerber resigned as Senior Vice President, Clinical Development and Regulatory Affairs, and any and all other positions Dr. Gerber may have held with the Allos and any of affiliates or subsidiaries of Allos, effective as of September 24, 2001, at 5:00 p.m. (the "Separation Date"). Dr. Gerber acknowledges that he has received payment of all wages and compensation, including payment for all accrued vacation benefits and bonuses, that he earned up through the Separation Date, subject to standard payroll deductions and withholdings.

2. Severance Benefits. As part of the consideration for the mutual covenants and promises contained in this Separation Agreement, including Dr. Gerber's general release of claims and covenant not to sue, Dr. Gerber will be eligible to receive the following severance benefits:

                    a. Severance Pay. Subject to the terms and conditions of this Separation Agreement, Dr. Gerber shall receive severance pay ("Severance Pay") in the gross sum of $256,781.20 which is equal to 52 weeks of his weekly base compensation. The Severance Pay will be subject to all required deductions and tax withholdings. The Severance Pay will be paid in equal installments in accordance with Allos' normal payroll cycle during the 52-week period following the Effective Date of this Agreement as defined in Section 16 below.

                    b. Disability Insurance Premiums. Allos shall reimburse Dr. Gerber, on a grossed-up basis, for the premium costs he incurs in continuing in effect the supplemental disability insurance policy under which he is now insured for a period of 24-months following the Separation Date.

                    c. COBRA Insurance Premiums. For purposes of the Consolidated Omnibus Budget Reconciliation Act, the applicable COBRA period (typically 18 months) will begin September 25, 2001. Pursuant to the terms and conditions of COBRA and Allos' group medical and dental insurance plan, Dr. Gerber may continue his participation and his dependents' participation in Allos' medical and dental insurance plan for the applicable COBRA period by making required COBRA payments. Dr. Gerber acknowledges that Allos has provided him with a COBRA notification setting forth his rights and responsibilities with respect to COBRA coverage. As part of the consideration for the mutual covenants and promises contained in this Separation Agreement, including Dr. Gerber's release of claims and promise not to sue, should Dr. Gerber timely elect to continue medical and dental insurance coverage pursuant to COBRA, Allos agrees to pay Dr. Gerber's COBRA monthly premiums for the period beginning September 25, 2001 and ending September 24, 2002 to maintain medical and dental insurance coverage that is similar to that coverage he and his dependents received through Allos immediately prior to the Separation Date. After September 24, 2002, Dr. Gerber will be responsible for paying the COBRA monthly premiums. Notwithstanding the foregoing, Allos' obligation to pay Dr. Gerber's COBRA monthly premiums shall cease immediately upon Dr. Gerber's eligibility for comparable group health insurance provided by a new employer. Dr. Gerber agrees to promptly notify Allos in writing should he become eligible for any medical or dental insurance benefits through a new employer.

                    3. Stock Options.

                    a. As of the Separation Date, Dr. Gerber had the following outstanding options (collectively, the "Options") to purchase shares of Allos' Common Stock:

                            i. Options to purchase 31,000 shares of Common Stock pursuant to an Incentive Stock Option granted on March 4, 1999, under Allos' 1995 Stock Option Plan (the "1995 Plan"), of which 31,000 options are vested;

                            ii. Options to purchase 31,000 shares of Common Stock pursuant to an Incentive Stock Option granted on March 4, 1999, under the 1995 Plan, of which 31,000 options are vested;

                            iii. Options to purchase 31,000 shares of Common Stock pursuant to an Incentive Stock Option granted on May 12, 1999, under the 1995 Plan, of which 31,000 options are vested;

                            iv. Options to purchase 85,571 shares of Common Stock pursuant to an Incentive Stock Option granted on August 31, 1999, under the 1995 Plan, of which 46,350 options are vested;

                            v. Options to purchase 67,432 shares of Common Stock pursuant to a
                                          Non-Qualified Stock Option granted on
                                          August 31, 1999, under the 1995 Plan,
                                          of which 36,525 options are vested;

                            vi. Options to purchase 31,000 shares of Common Stock pursuant to a
                                          Non-Qualified Stock Option granted on
                                          August 31, 1999, under the 1995 Plan,
                                          of which 31,000 options are vested;

                            vii. Options to purchase 31,000 shares of Common Stock pursuant to a
                                          Non-Qualified Stock Option granted on
                                          August 31, 1999, under the 1995 Plan,
                                          of which zero (0) options are vested;

                            viii. Options to purchase 36,167 shares of Common Stock pursuant to a
                                          Non-Qualified Stock Option granted on
                                          January 12, 2000, under the 1995 Plan,
                                          of which zero (0) options are vested;

                            ix. Options to purchase 41,333 shares of Common Stock pursuant to an Incentive Stock Option granted on January 12, 2000, under the 1995 Plan, of which zero (0) options are vested;

                            x. Options to purchase 28,500 shares of Common Stock pursuant to an Incentive Stock Option granted on March 1, 2001, under Allos' 2000 Stock Incentive Compensation Plan (the "2000 Plan" and, together with the 1995 Plan, the "Stock Option Plans") of which zero
                                          (0) options are vested; and

                            xi. Options to purchase 9,500 shares of Common Stock pursuant to an Incentive Stock Option granted on July 17, 2001, under the 2000 Plan, of which zero (0) options are vested.

                            b. The Parties acknowledge and agree that, upon Dr.
              Gerber's execution of the Consulting Agreement (as defined in Section 5 below), the Options shall continue to be governed and controlled by the terms and conditions of such Options and the applicable Stock Option Plans. Dr. Gerber is advised by Allos to seek independent legal advice with respect to tax and securities laws regarding his Options, including their status as incentive stock options, and any sale of Allos stock that he may wish to make, in addition to consulting the applicable Stock Option Plan.

                            c. Except for the occurrence of Dr. Gerber's
              resignation, which Allos intends to publicly announce as soon as reasonably practicable following the execution of this Separation Agreement, each of Allos and Dr. Gerber hereby represent to the other party that they have no knowledge of any material, non-public information that would restrict or otherwise affect Dr. Gerber ability to exercise any vested Options or sell any shares of Allos common stock pursuant to Allos' policies against insider trading.

4. Transition Assistance. As part of the consideration for the mutual covenants and promises contained in this Separation Agreement, including Allos' provision of the severance benefits pursuant to Section 2 above, Dr. Gerber agrees to reasonably assist Allos in the transition of his job duties, responsibilities and knowledge to other Allos employees as reasonably requested by Allos. Dr. Gerber's obligation to provide such transition assistance shall terminate four months after the Separation Date and shall be limited to 20 hours each month during the four month transition period.

5. Consulting Agreement. As part of the consideration for the mutual covenants and promises contained in this Separation Agreement, including Dr. Gerber's general release of claims and covenant not to sue, Allos and Dr. Gerber are simultaneously entering into a consulting agreement, a copy of which is attached hereto as Exhibit 1 (the "Consulting Agreement").

6. Dr. Gerber's General Release and Covenant Not to Sue. Dr. Gerber, for himself, his heirs and assigns, does hereby release and discharge Allos and its present, past and future subsidiaries, divisions, parent and affiliated companies, and their respective shareholders, directors, officers, employees, agents, insurers and attorneys (collectively referred to hereafter as the "Allos Released Parties"), of and from, and promises not to sue or assert against the Allos Released Parties, for any purpose, all claims, causes of action, damages, losses, liabilities and demands whatsoever including, but not limited to, any claim arising from or related to or attributable to Dr. Gerber's employment with any of the Allos Released Parties and the termination of such employment. This release includes, but is not limited to, all matters which may arise under common law or under federal, state, or local laws, including, but not limited to, all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621, et seq. ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act ("WARN Act"), the Colorado Antidiscrimination Act, and the Colorado Wage Claim Act. Dr. Gerber understands and agrees that his release of claims under this Separation Agreement extends to all claims of every nature and kind, known and unknown, suspected or unsuspected, presently existing or which may arise in the future caused by or resulting from or attributable to any act or omission of the Allos Released Parties occurring prior to Dr. Gerber's execution of this Separation Agreement. Allos understands and agrees that Dr. Gerber is not waiving any right or claim which may arise after the date he executes this Separation Agreement which is based upon any act or omission of Allos or the Allos Released Parties occurring after his execution of this Separation Agreement.

7. Dr. Gerber's Acknowledgment Concerning Release of ADEA Claims. Dr. Gerber expressly acknowledges and agrees that, by entering into this Separation Agreement, he is waiving any and all rights or claims that he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, which have arisen on or before the date of his execution of this Separation Agreement. Dr. Gerber further expressly acknowledges and agrees that:

                    a. In exchange for Dr. Gerber's waiver of any and all rights or claims under the ADEA arising on or before the date of his execution of this Separation Agreement, he will receive consideration in addition to any consideration which he was already entitled to receive before executing this Separation Agreement;

                    b. Dr. Gerber was advised in writing by this Separation Agreement to consult with an attorney of his choice and at his expense prior to his execution of this Separation Agreement;

                    c. A copy of this Separation Agreement was delivered to Dr. Gerber on September 24, 2001, and he was informed in writing by this Separation Agreement that he has twenty-one (21) days within which to consider the Separation Agreement;

                    d. If Dr. Gerber executes this Separation Agreement prior to the expiration of the 21-day period mentioned above, he voluntarily does so thereby waiving the 21-day period; and

                    e. Dr. Gerber was informed that he has seven (7) days following his execution of this Separation Agreement in which to revoke the Separation Agreement.

                    8. Continuing Obligations Under the Non-Competition Agreement and Sections 12 and 13 of the Employment Agreement.

                    a. Subject to the amendment set forth below, Dr. Gerber understands and agrees that notwithstanding the termination of his employment relationship with Allos, he remains subject to the terms and conditions of Sections 12 and 13 of that certain Employment Agreement dated January 17, 2001 by and between Dr. Gerber and Allos (the "Employment Agreement"). The Parties hereby agree that the final sentence of Section 12 of the Employment Agreement shall be amended to read as follows:

                    Accordingly, during the term of Executive's employment and for a period of twelve (12) months immediately following Executive's resignation, Executive shall not without first obtaining the written approval of the Company, directly or indirectly engage or prepare to engage, in any activities in the United States or Canada in competition with the Company, or accept employment or establish a business relationship with a business located in the United Sates or Canada that directly competes with the Company with regard to radiation sensitizers.

                    b. Subject to the amendment set forth below, Dr. Gerber understands and agrees that notwithstanding the termination of his employment relationship with Allos, he remains subject to the terms and conditions of that certain Non-Competition, Proprietary Information and Inventions Agreement attached to the Employment Agreement as Exhibit A (the "Non-Competition Agreement"). The Parties hereby agree that the definition of "Restricted Business" as set forth in
                    Section 5.2(i) of the Non-Competition Agreement shall be amended to read as follows:

                    "Restricted Business" shall mean the research, design, development, marketing or sales of any technology or product that is based upon or utilizes radiation sensitizers.

                    c. Notwithstanding any provisions in this Separation Agreement to the contrary, Allos' obligations to provide severance benefits pursuant to Section 2 above, and Dr. Gerber's rights to receive such severance benefits, shall cease and be rendered a nullity immediately should Dr. Gerber fail to comply with the Non-Competition Agreement and Sections 12 and 13 of the Employment Agreement, as amended herein.

                    9. Return of Allos Property. Dr. Gerber represents and affirms that he has returned to Allos all Allos property in his possession or control including, but not limited to, such items as corporate credit cards, keys, equipment on loan, files, documents, computer hardware and software, computer accessories, manuals, note books, and all other corporate property belonging to Allos.

                    10. Non-Disparagement. As part of the consideration for the mutual covenants and promises contained in this Separation Agreement, (i) Allos agrees not to disparage or otherwise make negative statements or comments about or relating to Dr. Gerber; and (ii) Dr. Gerber agrees not to disparage or otherwise make negative statements or comments about or relating to Allos, the Allos Released Parties, Allos' products and services, investigators who collaborate with Allos on its products, and analysts who analyze Allos' business. This provision is a material term of this Separation Agreement and Dr. Gerber understands that Allos' willingness to provide him with the severance benefits set forth in Section 2 above is based, in part, on his agreement to comply with the requirements of this Section 10. Thus, notwithstanding any provisions in this Separation Agreement to the contrary, Allos' obligations to provide severance benefits pursuant to Section 2 above, and Dr. Gerber's rights to receive such severance benefits, shall cease and be rendered a nullity immediately should Dr. Gerber fail to comply with this Section 10.

                    11. Non-Solicitation and Non-Interference. In addition to his obligations under the Non-Competition Agreement, Dr. Gerber agrees that during the period he is receiving the Severance Pay under Section 2 above, he will not (i) directly or indirectly interfere with Allos' relationship with any employee, consultant, investor, shareholder, investigator, or analyst, (ii) directly or indirectly hire or attempt to hire any employee or consultant of Allos to work for any person, firm or entity of or for which Dr. Gerber is an officer, director, employee, consultant or owner of equity or other financial interest, or (iii) directly or indirectly assist any other person or entity in employing or soliciting for employment any employee or consultant of Allos. This provision is a material term of this Separation Agreement and Dr. Gerber understands that Allos' willingness to provide him with the severance benefits set forth in Section 2 above is based, in part, on his agreement to comply with the requirements of this
                    Section 11. Thus, notwithstanding any provisions in this Separation Agreement to the contrary, Allos' obligations to provide severance benefits pursuant to Section 2 above, and Dr. Gerber's rights to receive such severance benefits, shall cease and be rendered a nullity immediately should Dr. Gerber fail to comply with his obligations under this
                    Section 11.

12. Confidentiality. The provisions of this Separation Agreement shall be held in strictest confidence by Dr. Gerber and Allos and shall not be publicized or disclosed in any manner whatsoever. Each of Dr. Gerber and Allos acknowledges, represents and agrees that he or it, respectively, has not and will not disclose the terms or provisions of this Separation Agreement to any current, former or future employee of Allos, or of any of its subsidiaries, divisions, and affiliates, other than, in the case of Allos, officers or employees who have a need to know in connection with the performance of their duties. Notwithstanding the prohibitions contained in this Section 12: (i) the Parties may disclose this Separation Agreement in confidence to their respective legal and financial advisors (and family members in the case of Dr. Gerber), each of whom shall be advised of and be required to adhere to this Separation Agreement's confidentiality requirement, (ii) Allos may disclose this Separation Agreement as necessary to fulfill standard or legally required corporate or securities law reporting or disclosure requirements or to comply with standard due diligence requests in connection with any financings, mergers or acquisitions, or other business transactions; (iii) Allos may disclose this Separation Agreement upon request from any governmental entity; and (iv) the Parties may disclose this Separation Agreement insofar as disclosure may be necessary to enforce one or more terms of this Separation Agreement. This provision is a material term of this Separation Agreement and Dr. Gerber understands that Allos' willingness to provide him with the severance benefits set forth in Section 2 above is based, in part, on his agreement to comply with the requirements of this Section 12. Thus, notwithstanding any provisions in this Separation Agreement to the contrary, Allos' obligations to provide severance benefits pursuant to Section 2 above, and Dr. Gerber's rights to receive such severance benefits, shall cease and be rendered a nullity immediately should Dr. Gerber fail to comply with his obligations under this Section 12.

13. Opportunity to Review and Consider Separation Agreement. Dr. Gerber acknowledges that a copy of this Separation Agreement was delivered to him on September 24, 2001, and that he has been given a period of 21 calendar days to review, analyze and consider this Separation Agreement before signing it. Dr. Gerber further acknowledges that he understands this Separation Agreement in its entirety.

14. Right to Revoke Separation Agreement. Dr. Gerber may revoke this Separation Agreement, and, in particular, may revoke his waiver of any and all rights or claims under the ADEA arising on or before the date of his execution of this Separation Agreement, during the seven (7) days following his execution of this Separation Agreement. Any revocation of this Separation Agreement must be in writing and hand-delivered during the revocation period to Barbara Baring, Allos' Vice President of Human Resources.

15. Legal Advice. Dr. Gerber acknowledges that he has been advised to consult with an attorney of his own choice and at his own expense before executing this Separation Agreement and that he has been given an opportunity to do so.

16. Effective Date. The Effective Date of this Separation Agreement shall be the eighth day after Dr. Gerber signs and returns this Separation Agreement to Allos so long as he does not exercise his right to revoke this Separation Agreement as set forth in Section 12 above. In the event Dr. Gerber fails to sign and return this Separation Agreement to Allos on or before October 17, 2001, or revokes this Separation Agreement within 7 days after he signs it, this Separation Agreement and the attached Consulting Agreement will be null and void.

17. Miscellaneous.

                    a. Modification/Waiver. This Separation Agreement may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the Parties hereto or, in the case of a waiver, by the party waiving compliance. Failure of any party at any time or times to require performance of any provision hereof shall in no manner affect his or its right at a later time to enforce the same. No waiver by a party of a breach of any term or covenant contained in this Separation Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of agreement contained in the Separation Agreement.

                    b. Entire Agreement. This Separation Agreement, the Consulting Agreement, the Non-Competition Agreement and Sections 12 and 13 of the Employment Agreement constitute and contain the entire agreement and understanding between the Parties concerning the subject matters addressed herein and therein and supersedes and replaces all prior negotiations and agreements, proposed or otherwise, whether written or oral, concerning the subject matters of this Separation Agreement. By way of example, and without limitation, this Separation Agreement supersedes Section 9 of the Employment Agreement, and this Separation Agreement extinguishes Allos' obligation to provide Dr. Gerber with any severance benefits under the Employment Agreement.

                    c. Severability. If any provision of this Separation Agreement or any application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Separation Agreement which can be given effect without the invalid provision or application.

                    d. Notices. All notices given hereunder shall be given by certified mail, addressed, or delivered by hand, to the other party at his or its address as set forth below, or at any other address hereafter furnished by notice given in like manner. Dr. Gerber promptly shall notify Allos of any change of his address. Each notice shall be dated the date of its mailing or delivery and shall be deemed given, delivered or completed on such date.

                    Michael J. Gerber, MD
                    500 Clermont Street
                    Denver, CO 80220

                    Allos  Therapeutics, Inc.
                    Attn:  Stephen J. Hoffman, MD
                    President, Chief Executive Officer
                    11080 CirclePoint Road
                    Westminster, CO 80020

          e. Governing Law; Personal Jurisdiction and Venue; Enforcement. This Separation Agreement and all disputes relating to this Separation Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The Parties acknowledge that this Separation Agreement constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to Colorado court's exercise of personal jurisdiction. The Parties further agree that any dispute relating to this Agreement shall be brought in a court located in the State of Colorado and that the prevailing party in such a dispute shall be entitled to an award of his or its costs and expenses incurred in such dispute, including his or its reasonable attorney's fees, in addition to any other relief to which the party may be entitled.

          f. Counterparts. This Separation Agreement may be executed by facsimile signature and may be executed in several counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument. Photographic copies of such executed counterparts may be used in lieu of the original for any purpose.

          DR. GERBER AND ALLOS HEREBY ACKNOWLEDGE THAT THEY HAVE READ THIS SEPARATION AGREEMENT, THAT THEY FULLY UNDERSTAND ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO THEM TO SIGN THIS SEPARATION AGREEMENT ARE THOSE STATED ABOVE, AND THAT THEY ARE SIGNING THIS SEPARATION AGREEMENT VOLUNTARILY.

                 [Remainder of page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the 3rd day of October, 2001.

                                         ALLOS THERAPEUTICS, INC.

                                         By: /s/ STEPHEN J. HOFFMAN
                                            -----------------------------------
                                            Stephen J. Hoffman, MD
                                            President, Chief Executive Officer

STATE OF COLORADO               )
                                )     ss
COUNTY OF BROOMFIELD            )

The foregoing instrument was acknowledged before me this 16th day of November, 2001, by Stephen J. Hoffman MD, as President, Chief Executive Officer of Allos Therapeutics, Inc.

           Witness my hand and official seal.

           My commission expires:

                                                        /s/ SHARON A. SMITH
                                                            Notary Public

                                                      /s/ MICHAEL J. GERBER
                                                      MICHAEL J. GERBER, M.D.



STATE OF COLORADO               )
                                )     ss
COUNTY OF DENVER                )

The foregoing instrument was acknowledged before me this 16th day of November, 2001, by Michael J. Gerber, M.D.

           Witness my hand and official seal.

           My commission expires:  6/10/2002
                                                        /s/ MILDRED C. MORIE
                                                            Notary Public

                                   EXHIBIT ONE

                              CONSULTING AGREEMENT

This Consulting Agreement ("Consulting Agreement") is made and entered into effective this 24th day of September, 2001, by and between Allos Therapeutics, Inc., a Delaware corporation (the "Company"), located at 11080 CirclePoint Road, Westminster, CO 80020, and Michael J. Gerber, M.D. ("Consultant"). The Company and the Consultant may be collectively referred to herein as the "Parties."

                                    RECITALS

A. Consultant has been employed by the Company since July 1994 and was a party to an employment agreement with the Company dated January 17, 2001.

B. The Parties are terminating their employment relationship pursuant to an Employment Separation and General Release Agreement (the "Separation Agreement"). As part of the Separation Agreement, Consultant is required to provide certain transition assistance to the Company by assisting in the transition of his job duties, responsibilities and knowledge to other Company employees. Consultant is required to provide this transition assistance for up to 20 hours per month during the four-month period immediately following the termination of the Parties' employment relationship.

C. The Company would like to retain Consultant to provide certain consulting services relating to his areas of expertise and Consultant is willing to provide such consulting services. The Parties understand and agree that the consulting services will be independent of and separate from the transition assistance Consultant is required to provide under the Separation Agreement. The Parties are thus entering into this Consulting Agreement to govern their rights and obligations with respect to Consultant's provision of such consulting services.

                                    AGREEMENT

In consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1. Term of Agreement: Unless sooner terminated in accordance with Section 9 below, this Consulting Agreement shall remain in full force and effect and shall bind the Parties for a period of one year from the effective date hereof. The Parties may renew this Consulting Agreement for additional periods upon mutual written agreement.

2. Consultant Obligations: As requested from time to time by the Company's executive officers, Consultant shall provide consulting services (the "Consulting Services") which relate to his areas of expertise and which the Company's executive officers believe would be beneficial to the Company. The specific nature and amount of the Consulting Services that Consultant may be requested to perform by the Company under this Consulting Agreement shall be within the sole discretion of the Company. Consultant shall perform the Consulting Services at his offices unless otherwise agreed to by the Parties. Consultant agrees to make himself available to provide the Consulting Services at the times reasonably requested by the Company; provided that, the Company will reasonably cooperate with Consultant in the event that he has conflicts in connection with his other obligations, whether such obligations are work related or personal.

3. Company Obligations: The Company shall compensate Consultant at the rate of $2,500 per day for the time he actually spends in providing the Consulting Services. A "day" for purposes of this Consulting Agreement shall mean not less than eight hours spent during a given day in the performance of the Consulting Services. In the event Consultant spends less than eight hours during a given day providing the Consulting Services, he shall be compensated on a prorated basis for that day (i.e., If Consultant spends five hours on a given day providing the Consulting Services, he shall be compensated for that day at the rate of 5/8 x $2,500). With respect to travel time, Consultant shall be compensated only for time spent actually performing the Consulting Services; he shall not be compensated for travel time during which Consulting Services are not performed. In addition, the Company shall provide reimbursement at cost for those reasonable expenses incurred by Consultant in performing the Consulting Services, such as long distance telephone calls, actual travel costs at the lowest available rate for 7-day advanced fare purchases (unless the Company requests Consultant to travel on less than 7 days' notice), and materials requested by the Company. Reasonably detailed invoices, together with accompanying documentation regarding any expenses for which reimbursement is sought, shall be submitted on at least a monthly basis and payment will be forwarded no later than 30 days after receipt of the invoice. Consulting services shall be compensated pursuant to the foregoing provisions both during the four 4 month transition period and during the entire term of this Agreement. The Consultant shall not be required to provide more than 20 hours of non-compensated transition services during each of the first 4 months and, accordingly, all hours in excess of 20 in each such month shall be deemed consulting.



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




          4. Independent Contractor:

          a) Consultant's relationship with the Company is that of an independent contractor, and nothing in this Consulting Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of the Company and is not authorized to make any representation, contract, or commitment on behalf of Company without the written consent of an officer of the Company. Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit-sharing, or retirement benefits. The Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of the Consulting Services and his receipt of fees under this Consulting Agreement. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant, his agents or employees under this Consulting Agreement.

          b) Consultant acknowledges that if he is injured while performing the Consulting Services hereunder, he will not be covered for such injury under the Company's insurance policies, including under any Worker's Compensation coverage provided by the Company for its employees. Consultant further acknowledges that he is solely responsible for providing Worker's Compensation insurance for any of his employees.

          5. Other Activities: Consultant is free to enter into any contract to provide consulting services to other businesses, entities, or individuals, during the term of this Consulting Agreement, unless such contract would violate the provisions of this Consulting Agreement or the Separation Agreement, would induce Consultant to breach any provision of this Consulting Agreement or the Separation Agreement, or would prevent or restrict Consultant from satisfying Consultant's obligations under this Consulting Agreement.

          6. Stock Options: For so long as this Consulting Agreement remains in effect, Consultant's Options shall continue to vest pursuant to the terms of the Options and the applicable Stock Option Plans. The Parties acknowledge and agree that upon the termination of this Consulting Agreement, (i) Dr. Gerber will have ninety (90) days following the date of such termination (the "Termination Date") to exercise all Options (as defined in Section 3 of the Separation Agreement) which are vested as of the Termination Date; and (ii) all Options which have not vested as of the Termination Date will terminate and revert to the Company as of the Termination Date, all in accordance with the terms and conditions of such Options and the applicable Stock Option Plan (as defined in Section 3 of the Separation Agreement). The Parties further acknowledge and agree that, Dr. Gerber is advised by the Company to seek independent legal advice with respect to tax and securities laws regarding his Options and any sale of Company stock he may wish to make, in addition to consulting the terms and conditions of the Options and the Stock Option Plans.



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


          7. Proprietary Information:

          a) In addition to his obligations under the Separation Agreement, Consultant agrees that he shall not, at any time during the term of this Consulting Agreement and for a period of ten years thereafter, whether or not in the employ of the Company, disclose, communicate, or divulge to, or use for his personal benefit or for the benefit of any person, firm, association, or corporation other than the Company, any reproductions or materials of any kind, any proprietary information, knowledge, or information with respect to techniques used by the Company in connection with its operations, any business methods, business policies or any other information relating to or dealing with the policies or practices of the Company, made known to Consultant by the Company or any of its officers or employees, or learned by Consultant while in the employ of the Company or communicated to or acquired by Consultant while in the employment of Company without the prior written consent of Company. Consultant further covenants and agrees that the termination of this Consulting Agreement shall not release Consultant from the foregoing obligations, and that such knowledge or information which Consultant has obtained or may obtain in the course of providing the Consulting Services under this Consulting Agreement will be kept confidential for such ten-year period and not revealed to any competitor firms, corporations, associations, and other persons whatsoever.

          b) Upon the expiration or earlier termination of this Consulting Agreement, Consultant covenants and agrees to deliver to the Company any articles or papers which have come into Consultant's possession during the performance of the Consulting Services for the Company or which Consultant holds for the Company irrespective of whether such data, lists, papers, or records were prepared by Consultant or not.

          8. Allos Inventions: The Consultant agrees that the Company has exclusive rights and ownership to any ideas, inventions, writings or other developments conceived or contributed to or by Consultant as part of his provision of the Consulting Services to the Company. At the request of the Company, Consultant will assist in executing any documents reasonably required to confirm any proprietary rights or patents that the Company may pursue. By entering into this Consulting Agreement, Consultant acknowledges that he will return any and all Company property or materials in his possession at the termination of this Consulting Agreement or at the request of the Company.



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




9. Termination: Notwithstanding any provisions in this Consulting Agreement to the contrary, this Consulting Agreement and Consultant's status as a consultant shall automatically terminate upon any of the following occurrences:

          a) Consultant's material breach of any provision of this Consulting Agreement that is not remedied within 30 days after written notice of such breach is provided to Consultant by the Company's Board of Directors;

          b) Consultant's breach of any provision of the Separation Agreement;

          c) Consultant's failure to sign the Separation Agreement on or before October 17, 2001;

          d) Consultant's revocation of the Separation Agreement at any time during the eight day period after he signs it;

          e) The initiation of any legal proceeding or administrative action by Consultant against the Company; or

          f) Written notice by Consultant to the Company that he wishes to terminate this Consulting Agreement.

          10. Severability: If any provision of this Consulting Agreement or any application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Consulting Agreement which can be given effect without the invalid provision or application.

          11. Entire Agreement: This Consulting Agreement and the Separation Agreement constitute and contain the entire agreement and understanding between the Parties concerning the subject matters addressed herein and supersede and replace all prior negotiations and agreements, proposed or otherwise, whether written or oral, concerning the subject matters of this Consulting Agreement. This Consulting Agreement shall not be altered, amended, or changed except by a writing executed by each of the Parties hereto or, in the case of a waiver, by the party waiving compliance.

          12. Governing Law; Personal Jurisdiction and Venue; Enforcement. This Consulting Agreement and all disputes relating to this Consulting Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The Parties acknowledge that this Consulting Agreement constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to Colorado courts' exercise of personal jurisdiction. The Parties further agree that any dispute relating to this Consulting Agreement shall be brought in a court located in the State of Colorado and that the prevailing party in such a dispute shall be entitled to an award of his or its costs and expenses incurred in such dispute, including his or its reasonably attorney's fees, in addition to any other relief to which the party may be entitled.

          13. Assignment: This Consulting Agreement and the rights and obligations hereunder shall be and hereby are non-assignable in whole or in part by Consultant. It is understood and agreed that Consultant shall not be permitted to assign, subcontract or appoint any agent or subagent for the performance of any part of his duties and obligations hereunder. This Consulting Agreement shall otherwise be binding upon and inure to the benefit of the successors and assigns of the Parties hereto.



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




IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

Allos Therapeutics, Inc.                        CONSULTANT

/s/ STEPHEN J. HOFFMAN                          /s/ MICHAEL J. GERBER
Stephen J. Hoffman, MD                          Signature

Title: President, Chief Executive Officer       Date:  11/16/01

Date:  11/16/01                                 Social Security No.: ###-##-####



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